SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 4, 2011

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Heartland Blvd, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (631) 586-5200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2011, the Registrant entered into amendments of its employment agreements with each of Edward J. Fred, the Registrant’s Chief Executive Officer, Vincent Palazzolo, the Registrant’s Chief Financial Officer and Douglas McCrosson, the Registrant’s Chief Operating Officer.

Mr. Fred’s amended and restated employment agreement with the Registrant, dated as of December 16, 2009, was amended to extend the end of its term from December 31, 2012 to December 31, 2014 and to provide for Mr. Fred’s base salary to be $378,500 and $395,000 during 2013 and 2014, respectively.  Mr. Fred may earn a bonus in each of 2013 and 2014 calculated in the same manner as in previous years covered by the agreement.

Mr. Palazzolo’s employment agreement with the Registrant, dated as of December 16, 2009, was amended to extend the end of its term from December 31, 2012 to December 31, 2014 and to provide for Mr. Palazzolo’s base salary to be $253,000 and $263,000 during 2013 and 2014, respectively. Mr. Palazzolo may earn a bonus in each of 2013 and 2014 calculated in the same manner as in previous years covered by the agreement.

Mr. McCrosson’s employment agreement wit he Registrant, dated as of December 16, 2009, was amended to extend the end of its term from December 31, 2012 to December 31, 2014 and to provide for Mr. McCrosson’s base salary to be $253,000 and $265,000 during 2013 and 2014, respectively.  Mr. McCrosson may earn a bonus in each of 2013 and 2014 calculated in the same manner as in previous years covered by the agreement.

All other provisions of Messers Fred’s, Palazzolo’s and McCrosson’s respective employment agreements remain unchanged.

The foregoing descriptions of the amendments to each of Messers Fred’s, Palazzolo’s and McCrosson’s employment agreements are qualified in their entirety by reference to the full text thereof, which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively.

Item 9.01 — Financial Statements and Exhibits

(d)           Exhibits

10.1	Letter agreement, dated November 4, 2011 between the Registrant and Edward J. Fred.

10.2	Letter agreement, dated November 4, 2011 between the Registrant and Vincent Palazzolo

10.3	Letter agreement, dated November 4, 2011 between the Registrant and Douglas McCrosson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 7, 2011
CPI AEROSTRUCTURES, INC.

By:	/s/ Edward J. Fred
Edward J. Fred
Chief Executive Officer